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                                                                   Exhibit 10(m)


                           BANK OF BOSTON CORPORATION

                           Director Stock Award Plan

                    (As amended, effective January 1, 1995)


1.   Purpose.

     The Bank of Boston Corporation Director Stock Award Plan (the "Plan") has been adopted to assist in attracting and retaining non-employee members of the Corporation's Board of Directors and to promote identification of their interests with those of stockholders of the Corporation.

2.   Definitions.

     As used herein, the following words or terms have the meanings set forth below:

     2.1 "Affiliate" means any business entity that is directly or indirectly controlled by the Corporation or any entity in which the Corporation has a significant equity interest, as determined by the Director of Human Resources.

     2.2 "Annual Cash Retainer" means the annual cash retainer for Non-Employee Directors, exclusive of meeting fees and committee retainers.

     2.3   "Award" means the Shares awarded under the Plan.

     2.4 "Award Date" means January 1 and July 1 of each year, commencing on July 1, 1993.

     2.5 "Award Period" means a six-month period immediately preceding each Award Date; provided, however, that the initial Award Period under the Plan shall begin on May 1, 1993 and shall end on June 30, 1993.

     2.6   "Board of Directors" means the Board of Directors of the Corporation.

     2.7 "Common Stock" means the Common Stock, par value $2.25 per share, of the Corporation.

     2.8 "Corporation" means Bank of Boston Corporation, a corporation established under the laws of the Commonwealth of Massachusetts.
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     2.9   "Director of Human Resources" means the Director of Human Resources of the Corporation.

     2.10 "Fair Market Value," in the case of a share of Common Stock on a particular day, means the closing price of the Common Stock for that day as reported in the "New York Stock Exchange Composite Transactions" section of the Eastern Edition of The Wall Street Journal, or if no prices are quoted for that day, for the last preceding day on which such prices of Common Stock are so quoted. In the event "New York Stock Exchange Composite Transactions" cease to be reported, the Director of Human Resources shall adopt some other appropriate method for determining Fair Market Value.

     2.11 "Full Award" means a number of Shares (rounded to the nearest whole share) having an aggregate Fair Market Value on the last business day of the immediately preceding Award Period equal to 50% of the Annual Cash Retainer in effect at the beginning of such Award Period.

     2.12 "Non-Employee Director" means as of any date a person who on such date is a director of the Corporation and is not an employee of the Corporation or any Affiliate. A director of the Corporation who is also an employee of the Corporation or any Affiliate shall become eligible to participate in the Plan upon termination of such employment.

     2.13 "Prorated Award" means a Full Award multiplied by a fraction, the numerator of which is the number of days that a person served as a Non-Employee Director during the immediately preceding Award Period and the denominator of which is the total number of days in such Award Period.

     2.14  "Shares" means shares of Common Stock.

3.   Effective Date.

     The Plan shall become effective on May 1, 1993, subject to the approval of the Corporation's stockholders at the Corporation's 1993 Annual Meeting of Stockholders.
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4.   Administration.

     4.1 The Plan shall be administered by the Director of Human Resources. Subject to the provisions set forth herein, the Director of Human Resources shall have full authority to construe and interpret the terms of the Plan and to make all determinations and take all other actions necessary or advisable for the administration of the Plan, except that the persons entitled to receive Awards and the dates and amounts of such Awards shall be determined as provided in Article 7, and the Director of Human Resources shall have no discretion as to such matters. The Director of Human Resources may delegate to one or more officers of the Corporation or any Affiliate the authority to perform administrative functions under the Plan.

     4.2 Any determinations or actions made or taken by the Director of Human Resources pursuant to this Article shall be binding and final.

5. Shares Available for Awards.

     5.1 The maximum number of Shares that may be issued under the Plan shall be 100,000, subject to adjustment in accordance with the provisions of Section
5.2. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     5.2 In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Corporation is the surviving corporation, the number and kind of Shares awarded thereafter in each grant under the Plan and the total number and kind of Shares that may be issued under the Plan shall be equitably adjusted by the Board of Directors, whose determination shall be binding and final.

6.   Eligibility.

     Awards shall be made only to Non-Employee Directors, as provided in
Article 7.
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7.   Awards.

     In consideration of past services rendered, on each Award Date, each person who is then a Non-Employee Director shall, automatically and without necessity of any action by the Director of Human Resources, be entitled to receive (i) a Full Award, in the case of a person who was a Non-Employee Director during all of the immediately preceding Award Period or (ii) a Prorated Award, in the case of a person who was a Non-Employee Director for less than all of such Award Period. Stock certificates representing Awards shall be delivered to Non-Employee Directors as soon as practicable following each Award Date, unless other arrangements are made with the Corporation by the Non-Employee Director. In lieu of receiving Shares following each Award Date, each Non-Employee Director may elect to defer the receipt of his or her Shares under the Plan in accordance with Section 8 below. Awards hereunder shall be in addition to, and not in lieu of, the Non-Employee Director's Annual Cash Retainer, meeting fees and other compensation payable to each Non-Employee Director as a result of his or her service on the Board of Directors or any committee thereof.

8.   Deferral of Awards.

     8.1 Election of Deferral. A Non-Employee Director may elect to defer all of his or her Awards otherwise payable in or for a calendar year, subject to such conditions as the Director of Human Resources may prescribe prior to the start of such calendar year. A Non-Employee Director's election of deferral shall be in the form prescribed by the Director of Human Resources and must be filed prior to the first day of the calendar year for which the Awards are earned. Each election shall be binding with respect to the Awards for such calendar year and shall be irrevocable after January 1 of the calendar year to which it applies. A new Non-Employee Director must make an election of deferral within 30 days of the date upon which he or she first becomes a director of the Corporation. A new election of deferral must be filed for each calendar year.
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     8.2   Share Deferral Account.  The Corporation shall maintain a Share
Deferral Account on behalf of each Non-Employee Director who files an election of deferral pursuant to Section 8.1. On each Award Date, the Corporation shall credit to such Account the number of Shares otherwise payable to the Non-Employee Director as a Full or Prorated Award, if not deferred.

     8.3 Dividend Credits. As of each date a dividend is paid on the Common Stock, the Corporation shall credit to each Non-Employee Director's Share Deferral Account the number of Shares (rounded to the nearest thousandth of a share) determined by multiplying the total number of Shares credited to such account as of the dividend record date by the per share dividend amount, and then dividing the product by the Fair Market Value of a share of Common Stock on the dividend payment date.

     8.4 Form and Timing of Distribution. Upon a Non-Employee Director's ceasing to be a director of the Corporation, credits to such Non-Employee Director's Share Deferral Account shall be distributed to him or her in whole shares of Common Stock (together with cash in lieu of a fractional share) as soon as practicable following his or her retirement or termination as a director. If a Non-Employee Director dies before receiving distribution of his or her Share Deferral Account, distribution shall be made to such Non-Employee Director's designated beneficiary or, in the absence of a designated beneficiary or if the designated beneficiary does not survive the Non-Employee Director, distribution shall be made to such Non-Employee Director's estate.

9.   General Provisions.

     9.1 Non-Assignability. No right to receive an Award hereunder shall be transferable or assignable by a Plan participant other than by will or the laws of descent and distribution.

     9.2 No Right to Service. Participating in the Plan does not constitute a guarantee or contract of service as a director.
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     9.3   Amendment and Termination.  The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that the provisions of the Plan relating to the determination of persons entitled to receive Awards pursuant to Article 7 and the dates and amounts of such Awards shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     9.4 Registration of Shares. Nothing in the Plan shall be construed to require the Corporation to register under the Securities Act of 1933, as amended, any Shares awarded under the Plan.

     9.5 Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.